Execution Copy

                                     [LOGO]
                                 WorldCom, Inc.

                        $1,500,000,000 6.50% Notes due 2004
                        $4,000,000,000 7.50% Notes due 2011
                        $4,600,000,000 8.25% Notes due 2031
                        (euro)1,250,000,000 6.7 Notes due 2008
                        (pound)500,000,000 7.25% Notes due 2008

                             UNDERWRITING AGREEMENT

                                   May 9, 2001

Ladies and Gentlemen:

            WorldCom, Inc., a Georgia corporation (the "Company"), proposes to sell to the several underwriters named in the Terms Agreement dated the date hereof and relating hereto (the "Underwriters"), for whom you (the "Managers") are acting as representatives, the principal amount of its securities identified in such Terms Agreement (the "Securities" or the "Offered Securities"), to be issued under an indenture (the "Indenture") dated as of May 15, 2000 between the Company and Chase Manhattan Trust Company, National Association, as trustee (the "Trustee"). To the extent there are no additional Underwriters listed in the Terms Agreement other than you, the term Managers as used herein shall mean you, as Underwriters, and the terms Managers and Underwriters shall mean either the singular or plural as the context requires.

            The term "you" or "your" as used herein, unless the context otherwise requires, shall mean such of the parties to whom this Underwriting Agreement is addressed as are named in the applicable Terms Agreement. Terms used but not otherwise defined herein shall have the meanings assigned to them in the Terms Agreement.

            The Company has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, and the rules and regulations thereunder (herein referred to collectively as the "Act"), registration statement (File No. 333-34578) on Form S-3, including a prospectus relating to the Securities, and has filed or proposes to file with the Commission a prospectus and prospectus supplement or supplements specifically relating to the Offered Securities pursuant to Rule 424 under the Act in the form furnished by the Company to the Managers or, to the extent not completed at the time of execution of the Terms Agreement, in such form as the Company and the Managers shall have agreed to at such time. The Company has also filed or proposes to file with the Commission a registration statement pursuant to Rule 462(b) under the Act registering additional Securities (the "Rule 462(b) Registration Statement"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of the Terms Agreement together with any Rule 462(b) Registration Statement. The term "Basic Prospectus" means the prospectus included in the Registration Statement and filed with the Commission pursuant to Rule 424(b) under the Act. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities in the form first used to confirm sales of the Offered Securities. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include, in each case, the material, if any, incorporated by reference therein.

      The Company and the Underwriters agree as follows:

            SECTION 1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

            (a) The Registration Statement has become effective, and with respect to the Rule 462(b) Registration Statement, the Company will use its best efforts to cause it to become effective as soon as practicable; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the applicable filing date as to the Prospectus and any amend ment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Managers specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto) or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act.

            (c) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Offered Securities, suspends the effective ness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus, or suspends the sale of the Offered Securities in any jurisdiction referred to in Section 4(e) below; provided, however, that to the extent this representation relates to state securities or "blue sky" laws and laws of jurisdictions other than the United States and its political subdivisions, it shall be limited to the knowledge of the Company. No injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued and served on the Company or any of the Subsidiaries (as defined in Section l(f) below) with respect to the Company or any of the Subsidiaries that would prevent or suspend the issuance or sale of the Offered Securities, the effectiveness of the Registration Statement, or the use of any Preliminary Prospectus in any jurisdiction referred to in Section 4(f) below.

            (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, nor entered into any material transaction not in the ordinary course of business, and there has not been, singularly or in the aggregate, any material adverse change, in the properties, business, results of operations, financial condition, affairs or business prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change"). Without limiting the foregoing, neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included, or incorporated by reference, in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of the Subsidiaries.

            (e) The Company and each of its Significant Subsidiaries (as defined in Rule 1-02(a) of Regulation S-X promulgated under the Act) (individually a "Subsidiary" and collectively, the "Subsidiaries") (i) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, (ii) has the requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its properties and
(iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where any failure to be so qualified would not, singularly or when aggregated with failures to be qualified elsewhere, have a material adverse effect on the properties, business, results of operations, financial condition, affairs or business prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has the requisite power and authority to authorize the offering of the Offered Securities to be sold by it, to execute, deliver and perform this Underwriting Agreement and to issue, sell and deliver the Offered Securities to be sold by it.

            (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth or contemplated in the Prospectus) are owned, directly or through subsidiaries, by the Company, free and clear of any liens, claims or encumbrances ("Liens"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of any Subsidiary, except as set forth or contemplated in the Prospectus.

            (g) The Company has all requisite corporate power and authority to execute, issue and deliver the Offered Securities and to execute and deliver the Indenture and to incur and perform its obligations provided for therein.

            (h) This Underwriting Agreement has been duly authorized and validly executed and delivered by the Company.

            (i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

            (j) The Offered Securities have been duly authorized, and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to and duly paid for by the Underwriters in accordance with the terms of this Underwriting Agreement and the Terms Agreement, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof in the Prospectus and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

            (k) The execution and delivery of this Underwriting Agreement, the issuance and sale of the Offered Securities, the performance by the Company of this Underwriting Agreement and the Indenture, and the consummation of the other transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the respective charters or by-laws of the Company or any of the Subsidiaries or (ii) after giving effect to the waivers and consents obtained on or prior to the date hereof, if any, conflict with or result in a breach or violation of any term or provision of, constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is subject, or (iii) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of the Subsidiaries, or any of their respective properties. No authorization, approval or consent or order of, or filing, registration or qualification with, any court or governmental body or agency, is required in connection with the transactions contemplated by this Underwriting Agreement, except as may be required by and made with or obtained from the National Association of Securities Dealers, Inc. (the "NASD") or state securities or "blue sky" laws or regulations or have been obtained and made under the Act.

            (l) There is no action, suit or proceeding before or by any court, arbitrator or governmental official, agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries, or any of their respective properties, that is required to be disclosed in the Prospectus and is not so disclosed, or that, if determined adversely, is reasonably expected to affect adversely the issuance of the Offered Securities or in any manner draw into question the validity of this Underwriting Agreement or the Offered Securities or to result, singularly or when aggregated with other pending actions and actions known to be threatened, in a Material Adverse Effect, or that is reasonably expected to materially and adversely affect the consummation of the transactions contemplated hereby, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed.

            (m) The firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company filed or to be filed as part of the Registration Statement or the Prospectus are independent public accountants with respect to the Company and its subsidiaries, as required by the Act. The consolidated historical statements and any pro forma information, together with related schedules and notes, if any, included in the Registration Statement or the Prospectus comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and its Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP"), except as otherwise expressly stated therein, as consistently applied throughout such periods. Any such pro forma information has been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and gives effect to assumptions made on a reasonable basis and fairly presents and gives effect to the transactions described therein pertaining to such pro forma information. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

            (n) Each of the Company and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file any such Authorizations would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are in full force and effect with respect to the Company and the Subsidiaries, and the Company and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

            (o) Except as disclosed in the Prospectus, no holder of any security of the Company has or will have any right to require the registration of such security by virtue of the filing of the Registration Statement or any transac tions contemplated by this Underwriting Agreement other than any such right that has been expressly waived in writing. No holder of any of the outstanding shares of capital stock of the Company or other person is entitled to preemptive or other rights to subscribe for the Offered Securities.

            (p) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Offered Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            SECTION 2. Delivery and Payment. The several commitments of the Underwriters to purchase, and the obligation of the Company to sell, Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

            Payment for the U.S. Dollar Notes, the Euro Notes and the Sterling Notes shall be made by the several Underwriters of the U.S. Dollar Notes, the Euro Notes and the Sterling Notes through the Managers by a wire transfer in Federal Funds or other same day funds in U.S. dollars in the case of the U.S. Dollar Notes, in euros in the case of the Euro Notes and in pounds sterling in the case of the Sterling Notes, in each case at the time and place set forth in the Terms Agreement, upon delivery to the Managers for the respective accounts of the several Underwriters of the U.S. Dollar Notes, the Euro Notes and the Sterling Notes registered in such names and in such denominations as the Managers shall request not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the Closing Date.

            SECTION 3. Offering by Underwriters. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Underwriting Agreement and the related Terms Agreement are entered into as in the

Managers' judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

            SECTION 4. Agreements. The Company agrees with the several Underwriters, and in the case of paragraphs (g) and (h) of this Section 4, the Underwriters agree with the Company:

            (a) If not already effective, the Company will use its best efforts to cause the Registration Statement, and any amendment thereof, to be declared effective by the Commission. Prior to the termination of the offering of the Offered Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus without the prior consent of the Managers, which consent shall not be unreasonably withheld. Subject to the foregoing sentence, if filing of the Prospectus is required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (i) when the Registration Statement, and any amendment thereto, shall have become effective, if not already effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Company becoming aware of the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) As soon as practicable, the Company will make generally available to its security holders and to the Managers, an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (c) To furnish the Managers, without charge, two manually or facsimile signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (e) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto as the Managers may reasonably request. The Company agrees to timely file the Prospectus pursuant to Rule 424 and to provide the Managers with evidence of such filing. The terms "supplement" and "amendment" or "amend" as used in this Underwriting Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

            (d) Before amending or supplementing the Registration Statement or the Prospectus, to furnish the Managers a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which the Managers reasonably objects in writing; provided that the foregoing shall not apply to amendments or supplements that relate to securities registered under the Registration Statement that are not Offered Securities.

            (e) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company will promptly prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

            (f) The Company will cooperate with the Managers and counsel for the Managers in connection with endeavoring to obtain qualification of the Offered Securities for sale under the laws of such United States jurisdictions as the Managers may designate and such foreign jurisdictions as to which the Company and the Managers mutually agree, will maintain such qualifications in effect so long as required for the distribution of the Offered Securities, and will pay the fee of the NASD, if any, in connection with its review of the offering; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

            (g) Each Underwriter agrees with the Company that it has not offered or sold, and agrees not to offer or sell, any of the Securities, directly or indirectly, in Canada or any other foreign jurisdiction in contravention of the securities laws of Canada or any province or territory thereof or such foreign jurisdiction, as the case may be, and, without limiting the generality of the foregoing, represents that any offer of the Securities in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each Underwriter further agrees to send to any dealer who purchases from it any of the Securities a notice stating in substance that, by purchasing such Securities, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Securities in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of Securities in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of the Securities a notice containing substantially the same statement as is contained in this sentence.

            (h) Whether or not the transactions contemplated herein are consummated, the Underwriters agree with the Company that they will pay the reasonable fees incurred in connection with (i) the printing and distribution of the Preliminary Prospectus and any Prospectus and (ii) the production and delivery of the letters referred to in paragraph 5(j) hereof.

            (i) During the period beginning on the date of this Underwriting Agreement and continuing to and including the Closing Date or such other date as may be specified in the Terms Agreement, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are similar to the Offered Securities as to maturity (other than the Offered Securities) without the prior written consent of the Managers. The foregoing shall not restrict the Company from borrowings under new or existing revolving credit agreements and lines of credit and issuances of commercial paper or interest rate swaps.

            (j) The Company will use its good faith efforts to comply in all material respects with the listing requirements of the Luxembourg Stock Exchange and to complete the listing of the Offered Securities to be sold by the Company on such exchange either prior to the Closing Date or within a reasonable time following the Closing Date.

            SECTION 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Offered Securities hereunder are subject to the following conditions:

            (a) That, at the Closing Date, the Company shall have furnished to the Managers (i) an opinion of counsel of P. Bruce Borghardt or another attorney authorized as legal representative of the Company, addressed to the Managers and dated the Closing Date, in substantially the form previously approved by the Managers and (ii) an opinion of Bryan Cave LLP or other special counsel addressed to the Managers and dated the Closing Date, in substantially the form previously approved by the Managers.

            (b) That, at the Closing Date, the Company shall have furnished an opinion of Michael H. Salsbury or another attorney competent to opine on regulatory matters and authorized to act as legal representative of the Company, addressed to the Managers and dated the Closing Date, in substantially the form previously approved by the Managers.

            (c) That, at the Closing Date, the Managers shall have received such opinion and such statement of counsel for the Underwriters, addressed to the Managers and dated the Closing Date, each in a form reasonably acceptable to them.

            (d) That the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date and the Company shall have complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

            (e) That no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

            (f) That subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given to the Company of
(A) any intended or potential downgrading or (B) any review or possible change that results in a "negative watch" or "negative outlook" or that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by either of Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

            (g) Since the date of the most recent financial statements included in the Prospectus, there has been no Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

            (h) That, at the Closing Date, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
(j) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and the Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

            (i) That, at the Closing Date, the Company shall have furnished to the Managers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, each in his official capacity as an officer of the Company and not as an individual, dated the Closing Date, to the effect of subparagraphs (d) through (g) of this Section 5.

            (j) That, at the date on which the Terms Agreement is executed and delivered and at the Closing Date, Arthur Andersen LLP, the Company's independent public accountants shall have furnished to the Managers a letter or letters, dated respectively as of the date of the applicable Terms Agreement (unless otherwise specified therein) and the Closing Date, in substantially the form previously approved by the Managers and the Company.

            (k) That the Company shall have delivered to the Managers and its counsel such documents as they may reasonably request relating to the issuance and sale of the

Offered Securities or otherwise related to the matters contemplated hereby.

            If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Managers and its counsel, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date by the Managers. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

            SECTION 6. Reimbursement of Underwriters' Expenses. If the sale of the Offered Securities provided for herein is not consummated for any reason (other than a breach by any Underwriter of its obligations hereunder or a termination pursuant to Section 9 hereof), the Company will reimburse the Underwriters severally, upon demand, for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities. If the sale of the Offered Securities provided for herein is consummated or such sale is not consummated due to a breach by any Underwriter of its obligations hereunder or because of a termination pursuant to
Section 9 hereof, the Underwriters will be responsible for all out-of-pocket expenses that shall have been incurred by them in connection with the purchase and sale of the Offered Securities.

            SECTION 7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, expenses, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Basic Prospectus or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage liability or action; provided, however, (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Managers specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any Basic Prospectus or Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities which are the subject thereof if such person did not receive a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at or prior to the confirmation of the sale of such Offered Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Basic Prospectus or Preliminary Prospectus was corrected in the Prospectus (as so amended or supplemented). This indemnity agreement is in addition to any liability which the Company may otherwise have.

            (b) Each of the Underwriters severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Managers specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, under the heading "Offering Restrictions" and under the heading "Underwriting" (other than paragraph 9 under the heading "Underwriting") in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary

Prospectus or the Prospectus, and the Managers confirm that such statements are accurate and complete.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indem nifying party will be entitled to appoint counsel satisfac tory to such indemnified party to represent the indemnified party in such action (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connec tion with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Managers in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is appli-cable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, expenses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the "Losses") to which the Company and one or more of the Underwriters may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. For the purposes of this Paragraph 7(d), the relative benefits received by the Company on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth on the cover page of the final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

            The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            SECTION 8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder, and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities each remaining Underwriter has agreed to purchase bears to the aggregate amount of Offered Securities all the remaining Underwriters have agreed to purchase) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities the Underwriters agreed to purchase, the remaining underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such non-defaulting Underwriters do not purchase all the Offered Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Managers shall determine. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

            SECTION 9. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Managers, by notice given to the Company prior to a Closing Date if prior to such time (i) trading in the Offered Securities or in the Common Stock of the Company, par value $.01 per share (the "Common Stock"), shall have been suspended by the Commission or the National Association of Securities Dealers Automated Quotation National Market System or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange (other than minimum prices in effect on the date hereof), (ii) a banking moratorium shall have been declared either by (a) Federal or New York State authorities or (b) any authority of any foreign jurisdiction that, in the case of this clause (b), would, in the reasonable judgment of the Managers, adversely affect the marketing of the Offered Securities, (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or any foreign jurisdiction is such as to make it, in the reasonable judgment of the Managers, impracticable to market the Offered Securities or (iv) there shall have been any decrease in the rating of any of the Company's debt securities or preferred stock by any "Nationally Recognized Statistical Rating Organization" (as defined for purposes of Rule 436(g) under the Act) or any written or public notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that results in a "negative watch" or "negative outlook" or that does not indicate the direction of the possible change.

            SECTION 10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancelation of this Underwriting Agreement.

            SECTION 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or sent by facsimile and confirmed to them, at the address indicated in the Terms Agreement; or, if sent to the Company, will be mailed, delivered or sent by facsimile and confirmed to it at 500 Clinton Center Drive, Clinton, Mississippi 39056, to the attention of the Chief Financial Officer with copies to: P. Bruce Borghardt, Esq., General Counsel - Corporate Development at 10777 Sunset Office Drive, Suite 330, St. Louis, MO 63127, and R. Randall Wang, Esq., Bryan Cave LLP at 211 North Broadway, St. Louis, MO 63102.

            SECTION 12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 7 hereof, and no other person will have any right or obligation hereunder.

            SECTION 13. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the substantive laws of the State of New York.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                        Very truly yours,


                                        WORLDCOM, INC.


                                        By: /s/ Scott D. Sullivan
                                            -----------------------------------
                                            Name: Scott D. Sullivan
                                            Title: Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first specified above.


J.P. MORGAN SECURITIES INC.
SALOMON SMITH BARNEY INC.


By: /s/ Melanie Shugart
   ----------------------------------
    J.P. MORGAN SECURITIES INC.
    Name: Melanie Shugart
    Title: Managing Director


By: /s/ Tim Davies
    ---------------------------------
    SALOMON SMITH BARNEY INC.
    Name: Tim Davies
    Title: Managing Director

J.P. MORGAN SECURITIES LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED


By: /s/ David Hill
    ---------------------------------
    J.P. MORGAN SECURITIES LTD.
    Name: David Hill
    Title: Vice President


By: /s/ Mark Rhodes
    ---------------------------------
    SALOMON BROTHERS INTERNATIONAL
     LIMITED
    Name: Mark Rhodes
    Title: Attorney-in-Fact

Acting severally on behalf of
themselves as Managers and
Underwriters and on behalf
of the other several Underwriters,
if any, named in the Terms Agreement
relating to the foregoing Agreement.